UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 20, 2009

Wells Real Estate Fund XIII, L.P.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-49633	58-2438244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 20, 2009, Fund XIII and Fund XIV Associates (the "Joint Venture"), a joint venture partnership between Wells Real Estate Fund XIII, L.P. (the "Registrant") and Wells Real Estate Fund XIV, L.P., and Siemens Shared Services, LLC ("Siemens"), an unrelated third party, entered into the second amendment to the lease agreement (the "Second Amendment") for approximately 72% of the Siemens - Orlando Building, two single-story office buildings containing approximately 82,000 rentable square feet located in Orlando, FL. The Registrant owns an equity interest of approximately 47% in the Joint Venture which owns 100% of the Siemens - Orlando Building.

Under the Second Amendment, the lease termination date extends from September 30, 2009 to September 30, 2011, and the monthly base rental rate increases from $74,000 to $77,000 effective October 1, 2009 and increases from $77,000 to $79,000 effective October 1, 2010. Siemens is also entitled to a landlord-funded tenant improvement allowance of $237,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND XIII, L.P. (Registrant)

By:	WELLS CAPITAL, INC. General Partner

By:	/s/ Douglas P. Williams Douglas P. Williams Senior Vice President

Date: May 22, 2009